UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2017

Date of Report (Date of earliest event reported)

Toga Limited

(Exact name of registrant as specified in its charter)

Delaware	333-138951	98-0568153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Suite 30-01, Level 30, Menara Standard Chartered, No 30, Jalan Sultan Ismail, 50250, Kuala Lumpur, Malaysia
(Address of principal executive offices)	(Zip Code)

+603-2110-6809

(Registrant’s telephone number)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

This Amendment No. 1 to the Current Report on Form 8-K dated August 31, 2017, has been prepared to disclose the Company’s decision, made subsequent to the filing of the Form 8-K, to offer a private placement in connection with the potential transaction described herein.

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

Potential Acquisition. On August 31, 2017, Toga Limited, a Delaware corporation (the “Company”), entered into a Letter of Intent with Toga Capital Sdn Bhd, a Malaysian corporation (“Toga Capital”), whereby the Company agreed to acquire one hundred percent (100%) of the outstanding share capital of Toga Capital in exchange for 100,000 shares of the Company’s common stock. The shareholders of Toga Capital are also shareholders of the Company and collectively own 98.1% of the Company’s current issued and outstanding shares of common stock. One of such shareholders is also the Company’s CEO and sole member of its board of directors.

Toga Capital is in the business of data commerce applied to financial technology services or “FinTech”. To that end, Toga Capital owns and operates an electronic messaging app known as “Yippi Social Messenger” that is used for social media, small business and micro-enterprise. Toga Capital believes that Yippi offers more features than the app known as WeChat, which is very popular in Asia. Toga Capital also provides applications and services for E-commerce mail, electronic gaming, online travel service and education – training. Toga Capital is also developing additional services and plans to acquire further applications.

Toga Capital is striving to reach 1 million free user downloads by December 31, 2017 and increase its user base to 500 million by December 31, 2020, although there are no assurances that such goals will be reached. Toga Capital’s management believes that initial growth will be driven by the management team’s success in prior endeavors using a proven business model and the processing of large scale social media marketing. Toga Capital’s business model is based on innovative and proven hybrid online/direct marketing and selling process in Southeast Asia. Toga Capital’s management successfully built large scale social media, technology and innovative seminar recruitment programs in Malaysia and through Southeast Asia and China. It is the Company’s intent to make Toga Capital the Company’s global marketing subsidiary for all of its business enterprises.

The acquisition of Toga Capital is contingent upon the following conditions precedent:

1.	Toga Capital must provide financial statements for its last two (2) fiscal years, along with an audit report from a PCAOB registered independent accounting firm covering such financial statements.

2.

The Company and the shareholders of Toga Capital must enter into a definitive share exchange agreement for the exchange of all of the outstanding shares of Toga Capital for 100,000 shares of the Company’s common stock.

3.	Toga Capital must provide confirmation and evidence of its 100% ownership of the Yippi Social Messaging App and Togago Online Booking Platform.

4.	Toga Capital must provide confirmation and evidence of 50% ownership of both TA Mall International Sdn Bhd and Tinnolab Sdn Bhd, each of which are Malaysian corporations.

Private Placement

In connection with the proposed acquisition of Toga Capital, the Company has decided to offer a private placement of shares of its common stock to Toga Capital’s agents, dealers, staff and management. The offer consists of the option to purchase, in the aggregate, up to 12 million shares of the Company’s common stock, which would represent twelve percent (12%) of the Company’s total authorized shares, at a price of USD$1.00 per share, at any time during the next three (3) years. Funds provided to the Company pursuant to this private placement will be used for the Company’s general operating expenses.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TOGA LIMITED

DATED: September 8, 2017	By:/s/ Toh Kok Soon
Toh Kok Soon
Chief Executive officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

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